                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF AVENUE A, INC.

                               AS OF MARCH 8, 2002

                                                        State of Incorporation
                                                         or Country in Which
                  Subsidiary                                  Organized
-------------------------------------------------    ---------------------------
Avenue A/NYC LLC                                     New York